Exhibit 10.4

FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT
This First Amendment to Recapitalization Agreement (this “First Amendment”), dated as of May 9, 2018 (the “Amendment Effective Date), is by and among Diamondback Energy, Inc., a Delaware corporation (the “Transferor”), Viper Energy Partners LLC, a Delaware limited liability company (the “Operating Company”), Viper Energy Partners GP LLC, a Delaware limited liability company (the “General Partner”), and Viper Energy Partners LP, a Delaware limited partnership (the “Partnership”). The Transferor, the Operating Company, the General Partner and the Partnership are hereinafter sometimes referred to individually as a “Party” and together as the “Parties.”
RECITALS
WHEREAS, the Parties previously entered into that certain Recapitalization Agreement, dated as of March 28, 2018 (the “Recapitalization Agreement”);
WHEREAS, the Parties desire to amend the Recapitalization Agreement as set forth herein; and
WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Recapitalization Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in the Recapitalization Agreement and this First Amendment, the Parties hereby agree as follows:

1.	Amendment to Section 1.1. Section 1.1 of the Recapitalization Agreement is hereby amended by adding the following definition:
“‘Additional Class B Consideration’ has the meaning set forth in Section 2.4.”
“‘GP Contribution’ has the meaning set forth in Section 2.5.”

2.	Add Section 2.4. The below text is hereby added to the Recapitalization Agreement as Section 2.4:
“Section 2.4    Additional Class B Consideration. Following the Closing and immediately after the effectiveness of the Partnership’s election to be treated as a corporation for U.S. federal income tax purposes, the Transferor will contribute $1,000,000 in cash (the “Additional Class B Consideration”) to the Partnership as additional consideration for receiving the Partnership Closing Consideration.”

3.	Add Section 2.5. The below text is hereby added to the Recapitalization Agreement as Section 2.5:

“Section 2.5    GP Contribution. Following the Closing and immediately after the effectiveness of the Partnership’s election to be treated as a corporation for U.S. federal income tax purposes, the General Partner will contribute $1,000,000 in cash (the “GP Contribution”) to the Partnership as additional capital contribution related to its general partner interest in the Partnership.”

4.	Add Section 7.6. The below text is hereby added to the Recapitalization Agreement as Section 7.6:
“Section 7.6    Post-Closing Covenants.
(a)    If at any time after the Closing, any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor).
(b)    In accordance with Section 2.4, the Transferor shall deliver the Additional Class B Consideration to the Partnership, and in accordance with Section 2.5, the General Partner shall deliver the GP Contribution to the Partnership, in each case, immediately after (and not before) the effectiveness of the Partnership’s election to be treated as a corporation for U.S. federal income tax purposes.
(c)    Subject to the determinations and approvals of the General Partner required in accordance with the Restated Partnership Agreement, the General Partner agrees to amend the Restated Partnership Agreement as set forth in the form attached hereto as “Exhibit A” effective on the date of the effectiveness of the Partnership’s election to be treated as a corporation for U.S. federal income tax purposes.”

5.	Effectiveness. This First Amendment shall become effective as of the Amendment Effective Date.

6.
Effect on Recapitalization Agreement. From and after the Amendment Effective Date, each reference in the Recapitalization Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each similar reference in any document related thereto, or executed in connection therewith, shall mean and be a reference to the Recapitalization Agreement as amended by this First Amendment, and the Recapitalization Agreement and this First Amendment shall be read together and construed as one single instrument. This First Amendment is intended to amend the Recapitalization Agreement. Except as specifically set forth herein, all other terms and conditions of the Recapitalization Agreement shall remain in full force and effect without modification.

7.
Binding Effect. This First Amendment shall be binding upon and inure to the benefit of each of the Parties hereto and each of their respective successors and permitted assigns. Nothing in this First Amendment expressed or implied is intended or shall be construed to give any rights to any person or entity other than the parties hereto and their successors and permitted assigns.

8.	Counterparts. This First Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

9.	Applicable Law. This First Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

10.
Severability. Each clause or provision of this First Amendment shall be considered severable and if for any reason any clause or provision herein is determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this First Amendment that are valid, enforceable and legal.

11.	Ratification of Recapitalization Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Recapitalization Agreement shall remain in full force and effect.
[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the Parties have caused this First Amendment to Recapitalization Agreement to be executed as of the date and year first above written.

DIAMONDBACK ENERGY, INC.

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Recapitalization Agreement

VIPER ENERGY PARTNERS LP, by Viper Energy Partners GP LLC, its general partner

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Recapitalization Agreement

VIPER ENERGY PARTNERS GP LLC

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Recapitalization Agreement

VIPER ENERGY PARTNERS LLC

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Recapitalization Agreement

Exhibit A

Form of
First Amendment to the Second Amended and Restated Limited Partnership Agreement of Viper Energy Partners LP

Exhibit A

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
VIPER ENERGY PARTNERS LP

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF VIPER ENERGY PARTNERS LP, dated as of May [__], 2018 (this “Amendment”), is entered into by VIPER ENERGY PARTNERS GP LLC (the “General Partner”), a Delaware limited liability company and the general partner of VIPER ENERGY PARTNERS LP (the “Partnership”), a Delaware limited partnership, pursuant to the authority granted to the General Partner in Section 13.1 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 9, 2018 (the “Partnership Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Partnership Agreement.

RECITALS

WHEREAS, the Partnership is authorized and will promptly elect to be classified as an association taxable as a corporation for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(c) (the “Tax Election”) after the closing of the transactions contemplated by the Recapitalization Agreement, as amended;

WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner may, without the approval of any other Partner, amend any provision of the Partnership Agreement to reflect a change that the General Partner determines does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect; and

WHEREAS, acting pursuant to the power and authority granted to it under Section 13.1(d) of the Partnership Agreement, the General Partner has determined that the amendments contemplated by this Amendment do not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect;

NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

A.    Amendments

1.	Section 1.1 is hereby amended by adding the following defined terms in appropriate alphabetical order:

“Class B Capital Contribution Amount” equals $1,000,000.

“Class B Capital Contribution Per Unit Amount” equals the Class B Capital Contribution Amount divided by 73,150,000 Class B Units, subject to adjustment for any splits or combinations pursuant to Section 5.7.

“Class B Distribution Amount” means an amount per Class B Unit equal to 2% of the Class B Capital Contribution Per Unit Amount.

“First Amendment” means that certain First Amendment to Second Amended and Restated Agreement of Limited Partnership of Viper Energy Partners LP, dated as of May [__], 2018.

“GP Capital Contribution Amount” equals $1,000,000.

“GP Distribution Amount” means an amount equal to 2% of the GP Capital Contribution Amount.

2.	The defined term “Class B Unit” is hereby amended and restated in its entirety as follows:

“Class B Unit” means a Unit representing, when outstanding, a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B Units in this Agreement.

3.	The defined term “General Partner Interest” is hereby amended and restated in its entirety as follows:

“General Partner Interest” means the equity interest of the General Partner in the Partnership (in its capacity as general partner and without reference to any Limited Partner Interest held by it), which includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

4.	Section 5.1 is hereby amended by adding the following subsection (e) thereto:

“(e) Pursuant to the Recapitalization Agreement, as amended, Diamondback agreed to contribute $1,000,000 to the Partnership as additional consideration for the 73,150,000 Class B Units and the General Partner agreed to contribute $1,000,000 to the Partnership as an additional contribution with respect to its General Partner Interest, such contributions to be made on the effective date of the Tax Election.”

5.	Section 5.5(f) is hereby amended and restated in its entirety as follows:

“(f) Upon any exchange of OpCo Units and Class B Units for Common Units pursuant to the Exchange Agreement, the Partnership shall issue to the exchanging holder of such OpCo Units and Class B Units (i) a number of Common Units equal to the number of OpCo Units delivered in connection with such exchange and (ii) an amount of cash equal to the product of the number of Class B Units exchanged multiplied by the Class B Capital Contribution Per Unit Amount. The Class B Units involved in such exchange shall automatically be cancelled and shall cease to be outstanding.”

6.	Section 6.1 is hereby amended and restated in its entirety as follows:

Section 6.1 Distributions to Record Holders.

“(a) The Board of Directors may adopt a cash distribution policy, which it may change from time to time without amendment to this Agreement.

(b) Prior to making any distributions in respect of any calendar quarter to Record Holders of Common Units pursuant to Section 6.1(c), the Partnership will distribute to the Record Holders of Class B Units a quarterly amount per Class B Unit equal to the Class B Distribution Amount and will distribute to the Record Holder of the General Partner Interest a quarterly amount in respect of the General Partner Interest equal to the GP Distribution Amount; provided, however, that if insufficient cash is available for such distribution, any amount distributed pursuant to this Section 6.1(b) will be distributed pro rata between the Class B Units, on the one hand, and the GP Interest, on the other hand, based on the ratio of (A) the product of the number of outstanding Class B Units multiplied by Class B Distribution Amount to (B) the GP Distribution Amount.

(c) Except as contemplated by Section 5.7, after making the distributions in Section 6.1(b), (i) the Partnership will make distributions, if any, to all Record Holders of Common Units, Pro Rata and (ii) no distributions shall be made under any circumstances in respect of any Class B Units, except to the extent provided in Section 6.1(b).

(d) All distributions required to be made under this Agreement shall be made subject to
Sections 17-607 and 17-804 of the Delaware Act.

(e) Notwithstanding Section 6.1(b) and Section 6.1(c), in the event of the dissolution and liquidation of the Partnership, cash shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(f) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through any Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.”

7.	Section 12.4(c) is hereby amended and restated in its entirety as follows:

“(c) All property and all cash in excess of that required to satisfy or discharge liabilities as provided in Section 12.4(b) shall (i) first be distributed to the Record Holders of Class B Units and the Record Holder of the General Partner Interest pro rata between the Class B Units, on the one hand, and the GP Interest, on the other hand, based on the ratio of (A) the product of the number of outstanding Class B Units multiplied by the Class B Capital Contribution Per Unit Amount to (B) the GP Capital Contribution Amount, until the Record Holders of all outstanding Class B Units have received the Class B Capital Contribution Per Unit Amount in respect of each such Class B Unit and the Record Holder of the General Partner Interest has received an amount equal to the GP Capital Contribution Amount, and then (ii) be distributed to the Partners in accordance with the priorities for distributions set forth in Section 6.1(c) (except that no further distributions shall be made in respect of any Class B Units or in respect of the General Partner Interest) and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).”

B.	Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

C.
Severability. Each clause or provision of this Amendment shall be considered severable and if for any reason any clause or provision herein is determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

D.	Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER

Viper Energy Partners GP LLC

By:
Name:
Title:

Signature Page to First Amendment to Second Amended and Restated Agreement of Limited Partnership